UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 19, 2007

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ECOSPHERE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

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Delaware	000-25663	65-0841549
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3515 S.E Lionel Terrace, Stuart, FL 34997

(Address of Principal Executive Office) (Zip Code)

(772) 287-4846

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2007, Ecosphere Technologies, Inc. (“Ecosphere”) agreed with senior management to modify the Management Compensation Adjustment Plan (the “Plan”), as previously reported on Current Report Form 8-K filed by Ecosphere on August 6, 2007. Pursuant to this amendment, senior management agreed to reduce their annual salaries by 50%, effective as of July 1, 2007, as follows:

Name	Title	Prior Base Salary	Current Base Salary
Dennis E. McGuire	Chief Executive Officer	$225,000	$112,500
James C. Rushing III	Chief Financial Officer	$185,000	$92,500
Michael R. Donn, Sr.	Executive Vice President	$125,000	$62,500
Stephen R. Johnson	President of UltraStrip Envirobotic Solutions, Inc.	$125,000	$62,500

In addition, as a result of the closing of the asset sale by Ecosphere’s subsidiary, UltraStrip Envirobotic Solutions, Inc., to Chariot Robotics, LLC, Ecosphere’s senior management was given the option of electing to take shares of common stock or five-year vested stock options exercisable at $0.15 per share as of July 31, 2007.

The following management members have elected to receive shares of restricted common stock:

Name	Title	Shares
Dennis E. McGuire	Chief Executive Officer	1,547,000
Michael R. Donn, Sr.	Executive Vice President	515,667
John Odwazny	Chief Operating Officer of UltraStrip Envirobotic Solutions, Inc.	1,031,333

The following management members have elected to take options to purchase shares:

Name	Title	Shares
Stephen R. Johnson	President of UltraStrip Envirobotic Solutions, Inc.	1,547,000
James C. Rushing III	Chief Financial Officer	515,667

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ECOSPHERE TECHNOLOGIES, INC.

By:	/s/ James C. Rushing III
James C. Rushing III Chief Financial Officer

Date:  October 25, 2007